UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2004

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 28, 2004, Autodesk, Inc. (the “Company”) entered into a Third Amendment to a lease agreement with J.H.S. Trust for approximately 116,000 square feet of office space located at 111 McInnis Parkway, San Rafael, California. The office space serves as the Company’s corporate headquarters.

The lease term will begin on January 1, 2005 and end on December 31, 2009. The Company has two options to extend the lease term for additional periods of five years each. The annual rent expense during the initial lease term ranges from approximately $2.69 million in 2005 to approximately $2.97 million in 2009, which amounts include operating expenses and real estate taxes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of registrant is incorporated by reference from “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Alfred J. Castino
Alfred J. Castino
Senior Vice President and Chief Financial Officer

Date: November 3, 2004